Exhibit 99.1

Frequently Asked Questions (“FAQs”)

MedAssets Agrees to be Acquired by Pamplona Capital Management

Please refer all media or investment community inquiries to Robert Borchert, 678.248.8194, rborchert@medassets.com

Acquisition Details

Q: What is the total acquisition value, how is it structured, and when do you expect the deal to close?

Pamplona Capital Management will acquire MedAssets for $31.35 per share in cash. The purchase price represents a 44.5% premium to the 30 trading day volume weighted average price of MedAssets common stock and an enterprise value of approximately $2.7 billion.

The MedAssets-Pamplona transaction is expected to close in the first quarter of 2016, pending the satisfaction of customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the approval of the merger agreement by MedAssets shareholders. MedAssets and Pamplona are confident in their ability to achieve this timing.

Q: When will the proxy statement be filed and mailed to shareholders? When will the shareholder meeting be?

MedAssets intends to file a proxy statement as promptly as practicable, and it will be mailed as soon as practicable following U.S. Securities and Exchange Commission (SEC) review. We plan to hold the shareholder meeting as soon as practicable after the SEC clears the proxy statement and it is mailed to shareholders.

Q: What issues or events could possibly prevent the acquisition from being completed?

The acquisition is subject to the Hart-Scott-Rodino Act (HSR) for antitrust review by the Federal Trade Commission (FTC) as well as approval from the shareholders of MedAssets before the acquisition is final. We do not anticipate any HSR/FTC issues given the competitiveness of the industry, the complementary nature of this combination and the fact that our acquisition is not contingent on, and will happen regardless of, any other contemplated transactions by Pamplona.

Q: When will you file Hart-Scott-Rodino for antitrust review by the Federal Trade Commission?

MedAssets intends to submit the HSR filings as quickly as possible.

Q: How long do you expect the antitrust review to take? What is the potential the FTC blocks the acquisition?

We expect the acquisition to close in the first quarter of 2016. Given that MedAssets is being acquired by Pamplona, a private equity firm, and our acquisition is not contingent on any other contemplated transactions by Pamplona, we do not anticipate any issues.

General - Main

Q: Who is Pamplona? Why are they interested in acquiring MedAssets?

Established in 2005, Pamplona Capital Management is a London- and New York-based investment management firm that manages over $10 billion in assets. Pamplona makes long-term investments in both public and private companies with strong market growth opportunities.

Following completion of Pamplona’s acquisition of MedAssets, Pamplona plans to sell our SCM segment (including Advisory Solutions and Sg2) to the VHA-UHC Alliance, and to combine our RCM segment with Precyse, a Pamplona-owned company that is a leader in health information management services, education and technology. In addition, Pamplona and VHA-UHC Alliance have agreed to work together in select service offerings to serve their mutual customers, representing further strategic growth opportunities for both businesses.

With the added transactional steps planned by Pamplona, we expect our customers, suppliers and employees will have an extraordinary opportunity to benefit from a significant market combination that will create both a leading supply chain procurement and cost management partner, and a prominent, end-to-end revenue cycle technology and services business.

© 2013, MedAssets, Inc. All rights reserved. MedAssets®.	Page 1

Q: Who is VHA-UHC Alliance?

Effective April 1, 2015, VHA Inc. (historically known as Voluntary Hospitals of America), a national health care network of not-for-profit hospitals, and UHC (historically known as University Health Consortium), an alliance of the nation’s leading academic medical centers, combined into a single organization. The combined organization is the largest member-owned healthcare company in the country and is dedicated to leading healthcare innovation, creating knowledge and fostering collaboration to help its members thrive. The company serves more than 5,200 health system and hospital members and affiliates as well as 118,000 non-acute health care customers. Members range from independent, community-based healthcare organizations to large, integrated systems and academic medical centers, and it represents more than $50 billion in annual purchasing volume. Headquarters are in Irving, Texas, with locations in Chicago and other cities across the United States. For more information, visit www.vha.com and uhc.edu.

Q: Who is Precyse?

Precyse, based in Alpharetta, Georgia, offers fully outsourced health information management (HIM) services along with medical coding, clinical documentation improvement (CDI) and other technologies and intelligence to equip healthcare organizations to achieve enhanced, sustainable operational performance. Pamplona acquired Precyse earlier this year.

Q: Do Precyse or VHA-UHC have products/services that directly compete with MedAssets existing products and services? If so, are there plans to sunset any products/services?

MedAssets products and services are highly complementary to VHA-UHC and Precyse. With VHA-UHC, the combination will expand our offerings in the areas of supply chain procurement, cost management, market intelligence, analytics and advisory services. Once combined, the MedAssets and Precyse revenue cycle businesses will create a prominent, end-to-end revenue cycle technology and services business with significant scale. Once Pamplona’s acquisition of MedAssets closes, we expect there will be communications regarding our joint plans and strategies.

Q: How many offers did MedAssets receive for the company?

We received a number of unsolicited inquiries from outside parties expressing interest in acquiring MedAssets. We conducted a thorough strategic review that evaluated MedAssets current long-term business plan against a broad range of alternatives that have the potential to enhance shareholder value. After very careful consideration, our Board of Directors and executive leadership team determined the acquisition was in the best interest of our shareholders, and we believe that Pamplona’s future vision will benefit customers and employees as well. We ask your patience, as the proxy statement that will ultimately be mailed to our shareholders will contain a detailed description of the acquisition process.

Q: What other alternatives did the Board consider?

Over the past few months, we received a number of unsolicited inquiries from outside parties expressing interest in acquiring MedAssets. We initiated a process that included a thorough review of MedAssets current long-term business plan against a broad range of strategic alternatives that had the potential to enhance customer and shareholder value. After very careful consideration, our Board of Directors, together with our executive leadership team, determined the acquisition was in the best interest of our shareholders, and we believe that Pamplona’s future vision will benefit customers and employees as well.

Q: What is the integration plan and how will Pamplona and VHA-UHC communicate throughout the transition? Who will be leading the integration/transition team?

Transition planning activities have not yet been developed. We will work with Pamplona leadership on a focused and detailed plan prior to closing in order to implement an effective and seamless transition post close.

VHA-UHC has communicated it expects to finalize the second-step transaction with Pamplona early next year, pending regulatory and other customary approvals. Importantly, the Pamplona acquisition of MedAssets is not contingent on any other transaction and needs to be completed first.

It is critical to remember that our first priority is to continue to deliver solid operating performance and the highest level of customer service, support and satisfaction as our business exists today. Secondly, we are still an independent company; any communication from now until the acquisition closes should be coordinated through our executive offices and requests should be directed to Robert Borchert.

© MedAssets, 2015. All rights reserved. MedAssets®.	Page 2

Q: Will Pamplona retain all of the businesses, or will they sell or shut down certain operations?

Following completion of Pamplona’s acquisition of MedAssets, Pamplona plans to sell our SCM segment (including Advisory Solutions and Sg2) to VHA-UHC Alliance, and to combine our RCM segment with Precyse, a Pamplona-owned company that is a leader in health information management services, education and technology. In addition, Pamplona and VHA-UHC Alliance have agreed to work together in select service offerings to serve their mutual customers, representing further strategic growth opportunities for both businesses.

With the added transactional steps planned by Pamplona, we expect our customers, suppliers and employees will have an extraordinary opportunity to benefit from a significant market combination that will create both a leading supply chain procurement and cost management partner, and a prominent, end-to-end revenue cycle technology and services business.

All MedAssets Employees

Q: Management told employees we were “running our own playbook.” Why did we pursue selling the company?

Our executive team’s collective efforts have been to prepare MedAssets for a growth-oriented future within a value-based healthcare world and to create value for our customers and shareholders. It always has been our intent to operate, build and grow MedAssets for the future. However, over the last year, our progress captured the attention of outside parties. We received a number of unsolicited inquiries expressing interest in acquiring MedAssets. As a public company, it is our responsibility to act in the best interests of all shareholders, and so we took these inquiries very seriously. After very careful consideration, our Board of Directors, together with our executive leadership team, determined the acquisition was in the best interest of our shareholders, and we believe that Pamplona’s future vision will benefit customers and employees as well. As you know, we were not at liberty to disclose material, non-public information while the process was underway.

Q: Were either the loss of Tenet, one of our largest customers, or pressure from activist investor Starboard Value, the catalyst for MedAssets being sold?

No. The loss of the Tenet GPO and outsourced procurement relationship was certainly disappointing because of our long-standing relationship, and the Starboard letter noted areas within our company that we had already targeted for review or planned to review as part of our multi-year transformation plan. The unsolicited inquiries from outside parties interested in acquiring MedAssets actually occurred prior to both the Tenet and Starboard events in early August of this year.

Q: Will Pamplona or VHA-UHC be closing corporate headquarters and moving operations to other offices? Are they considering selling, divesting or closing down any of our business units or office locations?

Pamplona has told us that MedAssets employees are a critical part of this acquisition and a significant reason why the company has established and maintains a leadership position in the markets it serves. In fact, Pamplona confirmed that they intend to keep our Alpharetta office as its RCM headquarters. VHA-UHC Alliance indicated that it is premature to determine where their combined SCM/VHA-UHC headquarters would be located, but could confirm that the supply contracting operation will remain in the Dallas-Fort Worth area.

Please keep in mind that, until the transaction closes, we must continue to act separately and independently from Pamplona, Precyse and VHA-UHC. Once the acquisition closes, we expect there will be additional information regarding Pamplona’s plans and strategies.

Q: Does Pamplona plan to outsource any of our functions?

We have just announced the acquisition and, therefore, have no specifics to share right now. Pamplona has told us that MedAssets employees are a critical part of this acquisition and a significant reason why the company has established and maintains a leadership position in the markets it serves. As we work through customary approvals and other final details during these next few months, we will operate our business as usual. Please keep in mind that, until the transaction closes, we must continue to act separately and independently from Pamplona, Precyse and VHA-UHC. Once the acquisition closes, we expect there will be additional information regarding Pamplona’s plans and strategies.

© MedAssets, 2015. All rights reserved. MedAssets®.	Page 3

Q: What happens to employees between now and when the acquisition closes? Do I automatically become a Pamplona, Precyse or VHA-UHC employee when the acquisition closes? Will I need to interview to keep my job?

We have just announced the acquisition and, therefore, have no specifics to share right now. The key to our success has always been our employees, and Pamplona has told us that MedAssets employees are a critical part of this acquisition and a significant reason why we have established a leadership position in the markets we serve. As we work through customary approvals and other final details during these next few months, we will operate our business as usual. Please keep in mind that, until the transaction closes, we must continue to act separately and independently from Pamplona, Precyse and VHA-UHC. Once the acquisition closes, we expect there will be communications regarding our joint plans and strategies.

Q: Will there be organizational changes as a result of this?

We have just announced the acquisition and, therefore, have no specifics to share right now. Pamplona will have formal plans that will be shared with you in the coming months, once the acquisition is final.

Q: Will MedAssets name and brand be changed?

We have just announced the acquisition and, therefore, have no specifics to share right now. Pamplona will have formal plans that will be shared with you in the coming months, once the acquisition is final. The VHA-UHC Alliance has stated it plans to announce its new name in the coming weeks, which is something they have been planning since April 2015.

Q: Will there be layoffs before and/or after the acquisition closes? What business segments/business units/departments/locations are most likely to be affected – corporate, GPO, RCT, Alpharetta, Plano?

In situations like this, it is common for some duplicate or redundant functions to be reduced. However, we have just announced the acquisition and, therefore, have no specifics to share right now. Pamplona has told us that MedAssets employees are a critical part of this acquisition and a significant reason why the company has established and maintains a leadership position in the markets we serve. As we work through customary approvals and other final details during these next few months, we will operate our business as usual. Please keep in mind that, until the transaction closes, we must continue to act separately and independently from Pamplona, Precyse and VHA-UHC. Once the acquisition closes, we expect there will be communications regarding our joint plans and strategies.

Q: If I lose my job as part of this acquisition, will I receive severance and other benefits?

We will provide a severance program that adheres to MedAssets severance guidelines in the event position eliminations are a result of the acquisition. The program will be applicable to all MedAssets employees impacted by the sale of the company, other than employees who have a written contract providing different separation terms. Specifics will be communicated as soon as MedAssets and Pamplona have had the opportunity to complete an organizational review.

Q: Should we assume that all hiring decisions are now on hold? What should I do if I was planning to extend an offer to a job candidate this week?

It is business as usual, and we will continue to operate as separate companies, and hiring practices should continue as normal, until the acquisition closes. However, the merger agreement does include certain restrictions on hiring employees who have an annual base salary above a certain level. Please contact Keith Hicks, our chief people officer, if you have any questions.

Q: Will certain employees be given financial incentives to stay with the company?

We have just announced the acquisition and, therefore, have no specifics to share right now.

Q: Which MedAssets executives will remain after the deal closes? Who will definitely NOT be staying?

We have just announced the acquisition and, therefore, have no specifics to share right now. Pamplona has told us that MedAssets operating leadership teams are a critical part of this acquisition and a significant reason why the company has established and maintains a leadership position in the markets we serve.

The executive leadership team, including Halsey Wise, Anthony Colaluca, Rand Ballard, Mike Nolte, Chuck Garner, Bharat Sundaram, Amy Amick and others, are committed to remaining with the company at least until the acquisition closes to help deliver our planned performance. It would be premature to speculate on what roles, if any, they may play following completion of the deal. All are committed to our customers, employees and business.

© MedAssets, 2015. All rights reserved. MedAssets®.	Page 4

Q: Will the big 2016 events (NSM, MHEF, HBS) be cancelled?

We will continue to act separately and independently and in a business-as-usual manner until the acquisition closes. As such, our normal calendar of events and operations will proceed as scheduled.

Q: Will the ZS project to assess and refine our go-to-market approach continue, be delayed or stop altogether?

We will continue to operate MedAssets as a separate, independent company until the acquisition closes. However, we have decided that it is appropriate to postpone any additional work to refine our go-to-market approach until we have greater clarity about Pamplona’s plans and strategies.

Q: Will I have a chance to participate in planning for the integration of the company?

We have just announced the acquisition and, therefore, have no specifics to share right now. We expect Pamplona to have formal plans that will be shared with you in the coming months, once the acquisition is final. We appreciate your interest and will contact you directly if we or Pamplona would like your help.

Q: My team is involved in a special initiative/project/reorg or other change. Should we stop?

It is business as usual, and we will continue to operate as separate companies until the acquisition closes. Pamplona will have formal plans that will be shared with you in the coming months, once the acquisition is final.

Q: Will we receive communications about progress between now and close?

Yes, we will provide updates as information becomes available.

Compensation and Benefits

Q: If/when I become a Pamplona or VHA-UHC employee, will my salary and benefits (bonus, 401k, PTO, sick days) change?

Until the acquisition closes, it is business as usual for all employees, which means you continue with the same benefits you have today. In accordance with the merger agreement, we anticipate that employees who continue with Pamplona or VHA-UHC or one of their affiliates will receive comparable cash compensation and substantially similar employee benefits for one year following closing. After that, we anticipate that employees will be offered a competitive and comprehensive benefits package, but we have just announced the acquisition and, therefore, have no specifics to share right now. We anticipate that additional details will be shared with you in the coming months, once the acquisition is final.

Q: Does the acquisition affect raises and promotions?

We will operate in a business-as-usual manner until the acquisition closes, but we have just announced the acquisition and, therefore, have no specifics to share right now regarding raises and promotions. We are planning to conduct annual performance reviews, although our process and timing may need to be adjusted somewhat. We are still working through the details.

Q: How could the acquisition impact the Corporate Bonus Plan or the Sg2 Bonus Plan?

Since the acquisition is expected to close in the first quarter of 2016, we expect any bonus-eligible employee to be paid out according to our 2015 plan.

Q: Will Pamplona or VHA-UHC honor my tenure/years of service?

It is typical for tenure/years of service to be honored in these types of agreements, and it is our expectation that this will be consistent. We anticipate that additional details will be shared with you in the coming months, once the acquisition is final.

© MedAssets, 2015. All rights reserved. MedAssets®.	Page 5

Q: How will the acquisition impact any non-compete agreements that MedAssets has with certain employees?

All non-competes agreements (and other contracts) will remain in effect even after the closing. Pamplona or VHA-UHC may or may not ask employees to sign a new non-compete agreement as a condition of employment, but in the meantime, the existing MedAssets non-competes remain in effect.

Q: Should we continue to enroll in MedAssets benefits?

Yes, you should enroll in MedAssets benefits for 2016. The enrollment period begins next week and closes November 15.

Q: What happens to our 401(k) balance?

The 401(k) account is your own account and it remains at Vanguard. Your access and rights to your account are not impacted by the transaction, and you may continue to change your contributions or investment elections as usual.

Q: What happens to our Health Savings Account (HSA) or Flexible Spending Account (FSA) balances?

Nothing changes with these accounts as a result of the transaction. The HSA is an individually-owned account belonging to you, the employee. The FSA balances are available to employees just as they are today and the “use it or lose it” provisions still apply.

Q: Will our Heart and Soul program continue? What about our community outreach efforts?

Heart and Soul and other benefits will continue as usual unless Pamplona determines otherwise post-acquisition. However, please keep in mind that we have just announced the acquisition and, therefore, have no specifics to share right now. We expect Pamplona will have additional information about their plans and strategies that will be shared with you once the acquisition is final.

Q: When will the trading window be open for MedAssets employees to sell stock?

Given the material information that will be contained in the proxy statement, the trading window closed for our Board of Directors and executive officers and will remain closed until the proxy is mailed to shareholders.

Unless you are notified otherwise, employees are allowed to buy and sell MDAS stock at any time, but it is important for you to remember the parameters surrounding insider trading and your potential knowledge of material, non-public information. Please refer to our Employee Handbook for more details, or contact Christopher Logsdon, our SVP of Governance, Risk & Compliance, if you have any questions (clogsdon@medassets.com; 678-323-2794).

Q: What happens to our stock options, stock appreciation rights, shares of restricted stock and restricted stock units? Will awards all vest as part of the acquisition?

At closing, each holder of a MedAssets stock option or stock appreciation right with an exercise price or base price of less than $31.35 per share will be entitled to receive the value of that award in cash, based on the difference between the award’s exercise price or base price and $31.35, whether or not the award is currently vested or exercisable. At closing, employees with vested and unvested shares of restricted stock and restricted stock units will receive the value of the units based on the $31.35 per share acquisition price. If a restricted stock unit award is subject to performance vesting, and the performance period is not complete at closing, the number of restricted stock units that will vest at closing will be based on target performance, unless the employee has an agreement that provides for a different level of performance vesting in connection with a change in control, in which case, the terms of that agreement will apply.

Q: What about the Employee Stock Purchase Plan (ESPP)?

The ESPP will be suspended after the current offering period and terminated immediately before the closing of the transaction. Participants in the ESPP will receive a separate communication with further details.

Q: Where do I go if I have other questions?

Your manager should be your first source of information. Your Human Resources business partner and AskLeadership@MedAssets.com are additional sources.

© MedAssets, 2015. All rights reserved. MedAssets®.	Page 6

Business Segments / Units

Q: Sg2 was just recently acquired by MedAssets. What is Pamplona’s intention for this business?

Following the completion of Pamplona’s acquisition of MedAssets, Pamplona plans to sell our SCM segment, including Advisory Solutions and Sg2, to VHA-UHC Alliance to create a leading supply chain procurement and cost management partner in the healthcare industry. We expect RCAS will stay with Pamplona and RCM. Since we have just announced the acquisition, we do not have more details to share right now.

Q. Will the Advisory Solutions business(es) remain with the SCM segment and be merged with VHA-UHC?

Yes, following the completion of Pamplona’s acquisition of MedAssets, Pamplona plans to sell our SCM segment, including Advisory Solutions and Sg2, to VHA-UHC Alliance to create a leading supply chain procurement and cost management partner in the healthcare industry.

Q. Will Revenue Cycle Advisory Solutions (RCAS) be separated from the other Advisory businesses and remain with the RCM segment to be merged with Precyse?

RCAS will remain with RCM as part of the Pamplona acquisition.

Q. Will any businesses, products or services be closed or discontinued when the second-step business combinations occur?

We have just announced the acquisition, but VHA-UHC has confirmed that the combined supply contracting operation will remain in the Dallas-Fort Worth area. They believe the planned acquisition of our SCM segment will support and fuel VHA-UHC’s fundamental strategies to: reinforce its commitment to supply chain as a strategic asset for healthcare providers; offer the industry’s most comprehensive insights into cost and quality performance through the powerful combination of Sg2 and the VHA-UHC Alliance clinical and purchasing databases; and expand the company’s breadth of advisory services including physician strategies, clinical re-design, staffing and workforce solutions, non-labor strategies, and construction-related initiatives.

For the RCM segment, Pamplona believes the combined enterprise will offer an end-to-end RCM and HIM solution and will be ideally positioned to partner with health systems to meet the needs of an evolving reimbursement environment which is increasingly requiring outsourced and clinically-integrated revenue cycle solutions. They do not plan to shut down any of MedAssets products or services, In fact, they will be investing in the business, looking to integrate our technology both internally and externally.

Q: What impact will this acquisition have on our salesforce? Are we still moving forward with our work to refine our go-to-market approach?

We will continue to operate MedAssets as a separate, independent company until the acquisition closes. However, we have decided that it is appropriate to postpone any additional work to refine our go-to-market approach until we have greater clarity about Pamplona’s plans and strategies.

Q: How could the acquisition impact current sales compensation plans?

The sales compensation plans for 2015 remain in place. Once the acquisition closes, we expect there will be communications regarding our joint plans for the future.

Q: How could the acquisition impact new product development?

We have just announced the acquisition and, therefore, have no specifics to share right now. Until the transaction closes, we will operate our business as usual and continue to act separately and independently from Pamplona, Precyse and VHA-UHC.

Q: Do Pamplona or UHA-VHC plan to change the company’s name or will MedAssets be operated as a subsidiary?

We have just announced the acquisition and, therefore, have no specifics to share right now. Pamplona will have formal plans that will be shared with you in the coming months, once the acquisition is final. VHA-UHC has stated it plans to announce a new name for its expanded company in the coming weeks, which is something they planned since April 2015.

© MedAssets, 2015. All rights reserved. MedAssets®.	Page 7

Q: What should I tell customers about Pamplona? Why are they interested in acquiring MedAssets?

We have prepared specific talking points and FAQs for your conversations with customers, so please be sure to read that document carefully and adhere to the messaging in your discussions.

Established in 2005, Pamplona Capital Management is a London- and New York-based investment management firm that manages over $10 billion in assets. Pamplona makes long-term investments in both public and private companies with strong market growth opportunities.

Following completion of Pamplona’s acquisition of MedAssets, Pamplona plans to sell our SCM segment (including Advisory Solutions and Sg2) to VHA-UHC Alliance, and to combine our RCM segment with Precyse, a Pamplona-owned company that is a leader in health information management services, education and technology. In addition, Pamplona and VHA-UHC Alliance have agreed to work together in select service offerings to serve their mutual customers, representing further strategic growth opportunities for both businesses.

With the added transactional steps planned by Pamplona, we expect our customers, suppliers and employees will have an extraordinary opportunity to benefit from a significant market combination that will create both a leading supply chain procurement and cost management partner, and a prominent, end-to-end revenue cycle technology and services business.

Important Additional Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the proposed acquisition of MedAssets, Inc. (the “Company”) by Pamplona Capital Management. In connection with the proposed acquisition, the Company intends to file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.

The Company will provide the final proxy statement to its stockholders if and when it becomes available. Investors and stockholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the Company (in each case, if and when available), free of charge at the SEC’s Web Site at http://www.sec.gov. In addition, the proxy statement, the SEC filings that will be incorporated by reference in the proxy statement and the other documents filed with the SEC by the Company may be obtained free of charge from the Company’s Investor Relations page on its corporate website at http://ir.medassets.com/.

The Company and its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of the Company. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed transactions will be set forth in the proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and the proxy statement on Schedule 14A for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this communication include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this communication can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2014 filed with the SEC and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements. The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed acquisition; (2) the inability to complete the transactions contemplated by the proposed acquisition due to the failure to obtain the required stockholder approval; (3) the inability to satisfy the other conditions specified in the proposed acquisition, including, without limitation, the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by the proposed acquisition; (4) the risk that the proposed transactions disrupt current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such transactions; (5) the outcome of any legal proceedings that may be instituted following announcement of the proposed acquisition and transactions contemplated therein; and (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

© MedAssets, 2015. All rights reserved. MedAssets®.	Page 8